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                                                                   Exhibit 10.20


                   AMENDMENTS TO THE 1998 INVESTMENT AGREEMENT


         (i) Paragraph (a) of the penultimate recital to the 1998 Investment Agreement shall be restated in its entirety as follows as follows:

                           (a) Purchaser wishes to purchase from the Company,
                  and the Company wishes to sell to Purchaser, shares of Common Stock and warrants having the terms and conditions set forth in Exhibit 1 (as such warrants are amended from time to time, whether pursuant to the Investment Agreement, dated as of March 30, 1999, between the Company and Purchaser (the "1999 Investment Agreement") or otherwise, the "Special Warrants") entitling the holder thereof to purchase shares of Common Stock together representing 24.9% of the shares of Common Stock as of the Closing Date (as herein defined) that would be outstanding after giving effect to the issuance of such shares (and assuming the conversion into Common Stock of all of the Company's issued and outstanding 5 1/2% Convertible Subordinated Notes Due 2001 issued pursuant to an Indenture, dated as of February 7, 1996, between the Company and State Street Bank and Trust Company (the "2001 Notes") that are outstanding on the Closing Date, and after giving effect to the issuance of any Contingent Stock (as defined herein)), and warrants entitling the holder thereof to purchase one share of Common Stock for each share and Special Warrant so purchased on the terms and subject to the conditions set forth in
                  Exhibit 2 (as such warrants are amended from time to time, whether pursuant to the 1999 Investment Agreement or otherwise, the "Warrants"), and

         (ii) Paragraph (b) of Section 4.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                  (b) Purchaser shall be entitled to nominate three directors for election, PROVIDED:

                           (i) if the total number of shares of Common Stock
                  represented by the Shares, the Special Warrants and the Warrants ("Purchaser's Total Securities") declines by more than 33_% but less than 66_% from Purchaser's Total Securities at Closing by reason of sales or other dispositions of Common Stock, Warrants or Special Warrants by Purchaser, Purchaser shall have the right to nominate two directors;

                           (ii) if Purchaser's Total Securities declines by 66_%
                  or more from Purchaser's Total Securities at Closing, but Purchaser's Percentage Interest remains at least 5% of the outstanding Voting Securities, by reason of


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                  sales or other dispositions of Common Stock, Warrants or
                  Special Warrants by Purchaser, Purchaser shall have the right to nominate one director;

                           (iii) for the purpose of calculating Purchaser's
                  Total Securities as of any time after the closing under the 1999 Investment Agreement (but not for the purpose of calculating Purchaser's Total Securities at Closing), each Preferred Share owned by Purchaser shall be treated as if it were 100 Shares.

                           (iv) in the event that the size of the Board of
                  Directors shall be increased, Purchaser shall have the right to at least proportionate representation on the Board following such increase based on the composition of the Board as between Investor Directors and Non-Investor Directors immediately prior to such increase; PROVIDED that in no event shall the Board consist of more than 12 directors; and

                           (v) if the chief executive officer of the Company is
                  not then a member of the Board of Directors or a nominee for membership thereon, the Purchaser shall be entitled to approve an additional nominee to the Board of Directors.

         (iii) Paragraph (a) of Section 6.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           (a) Except as permitted by Section 6.01(b) or
                  6.01(c), neither Purchaser nor its Affiliates will directly or indirectly acquire any securities (including by exercise of the Warrants or Special Warrants) or take any other action that would cause (i) the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then held by Purchaser to equal or exceed 26.7% or
                  (ii) the aggregate voting power of all Equity Securities then held by Purchaser (on an as converted basis) to equal or exceed 50%.

         (iv) Paragraph (c) of Section 6.01 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           (c) This Section 6.01 shall terminate and be of no
                  further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is




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                  thereafter abandoned, terminated or withdrawn, the provisions of this Section 6.01 shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 6.01 as a result of such reinstatement).

         (v) The first paragraph of Section 6.02 of the 1998 Investment Agreement shall be restated in its entirety as follows:

                           SECTION 6.02 ADDITIONAL LIMITATIONS. (a) Except as
                  permitted by Section 6.02(b), during the five-year period beginning on the date of this Agreement, Purchaser shall not, and shall not permit its Affiliates to:

         (vi) Section 6.02 of the 1998 Investment Agreement shall be amended by adding a section (b) as follows:

                           (b) The limitations set forth in Section 6.02 (a)
                  hereof shall not apply (x) in connection with a Buyout Transaction that is not solicited or proposed by Purchaser or its Affiliates, (y) following the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of Section 6.02 (a) hereof shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach the provisions of
                  Section 6.02 (a) hereof as a result of such reinstatement), or
                  (z) as specifically approved by a majority of the Non-Investor Directors

         (vii) Paragraphs (c) and (d) of Section 7.01 of the 1998 Investment Agreement shall be restated in their entirety as follows:

                           (c) The provisions of clauses (a) and (b) of this
                  Article VII shall terminate and be of no further force or effect on the earliest to occur of (i) the fifth anniversary of the Closing, (ii) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (iii) the first public disclosure of a Third-Party Bid (provided,



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                  however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of clauses (a) and (b) of this Article VII shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach the provisions of clauses (a) and (b) of this Article VII as a result of such reinstatement).

                           (d) Prior to the seventh anniversary of the Closing,
                  the Purchaser will not, directly or otherwise dispose of Shares representing 15% or more of the then outstanding Common Stock, to any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) without first offering the Company the right to make an offer to purchase the Shares proposed to be so sold, transferred or otherwise disposed of. The provisions of the previous sentence shall terminate and be of no effect on the earlier to occur of (i) the date on which the percentage of the Total Voting Power represented by the aggregate voting power of all Voting Securities then owned by Purchaser (other than any Voting Securities acquired in violation of this Agreement) is greater than 50%, and (ii) the first public disclosure of a Third Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 7.01
                  (d) shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 7.01 (d) as a result of such reinstatement).

         (viii) Section 8.10 of the 1998 Investment Agreement shall be restated in its entirety as follows:


                           Section 8.10 TAX STANDSTILL. Except as permitted by
                  Section 6.01(b) or 6.01(c) and except for acquisitions of Securities from the Company, during the period ending two years after the date of the Distributions, (i) Purchaser shall not acquire any Securities or take any other action that would cause Purchaser's Percentage Interest to equal or exceed 50%,
                  (ii) none of Purchaser, the Fund or CD&R shall act in concert with any other Person to acquire any Securities if aggregating such



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                  acquisition with the Purchaser's holdings would cause the
                  Purchaser's Percentage Interest to equal or exceed 50%, and
                  (iii) none of Purchaser, the Fund or CD&R shall solicit the acquisition of any Securities, PROVIDED that the provision by the Fund to its limited partners of customary reports and information, and customary communication with such limited partners on behalf of the Fund, with respect to the Fund's investment in the Company that, in either case, do not recommend any such acquisition, shall not be treated as a solicitation by the Purchaser within the meaning of this clause (iii). The limitations contained in this Section 8.10 shall terminate upon the first public disclosure of a Third-Party Bid (provided, however, that if such Third-Party Bid is thereafter abandoned, terminated or withdrawn, the provisions of this Section 8.10 shall be reinstated, although any action taken or agreement or arrangement entered into by Purchaser after such first public disclosure and prior to such reinstatement (or the consummation of any such action, agreement or arrangement, whether before or, unless such action, agreement or arrangement shall be a tender offer or other public offer with respect to the Company, after such reinstatement) shall not be deemed to breach this Section 8.10 as a result of such reinstatement).



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         (ix) Section 12.02 of the 1998 Investment Agreement shall be amended by inserting, immediately following the definition of "Pre-Distribution Transactions", a new definition as follows:

                           "PREFERRED SHARES" means the shares of Series A
                  Non-Voting Participating Convertible Preferred Stock of the Company, par value $.001 per share, purchased by Purchaser pursuant to an Investment Agreement, dated as of March 30, 1999, between the Company and Purchaser.

         (x) Section 12.02 of the 1998 Investment Agreement shall be amended by restating the definition of "Pro Rata Share", as follows:

                           "PRO RATA SHARE" means the fraction of an entire
                  issuance of New Securities, the numerator of which shall be the sum of (a) the number of shares of Common Stock owned or receivable upon exercise of the Warrants and the Special Warrants by Purchaser and its Affiliates (other than the Company and its Subsidiaries) immediately prior to such issuance of such New Securities and (b) the number of shares of Common Stock into which the Preferred Shares owned by Purchaser and its Affiliates are convertible, and the denominator of which shall be the sum of (x) the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such New Securities and receivable upon exercise of the Warrants and the Special Warrants and (y) the number of shares of Common Stock into which such Preferred Shares are convertible.

         (xi) Section 12.02 of the 1998 Investment Agreement shall be amended by inserting, immediately following the definition of "Termination Fee", a new definition as follows:

                           "THIRD-PARTY BID" means an unsolicited bona fide
                  tender offer or other public offer by a Person other than Purchaser, an Affiliate thereof or the Company or any of its Subsidiaries (a "THIRD PARTY") to purchase a number of shares of Common Stock which, together with the shares of Common Stock Beneficially Owned by such Third Party, would result in the Third Party being the Beneficial Owner of 25% or more of the shares of Common Stock outstanding.




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